NORTHERN TRUST CORPORATION northerntrust.com / © 2024 Northern Trust 2024 Annual Meeting Of Stockholders

northerntrust.com / © 2024 Northern Trust 2 Forward-looking Statements This presentation may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “l ikely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent l iabil it ies, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other fi l ings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

northerntrust.com / © 2024 Northern Trust Our mission is to be our clients’ most trusted financial partner 3 Service Relentless drive to anticipate and exceed client expectations Expertise Resolving complex challenges with world class capabilities Integrity Consistently acting with the highest ethics, utmost honesty and unfailing reliability

4 Financial Performance: Full Year 2023 northerntrust.com / © 2024 Northern Trust *2023 Pre-tax Notable Items include $38.7 million severance-related charge; $25.6 million client capability charge; $12.8 million occupancy charge; $84.6 million FDIC special assessment; and $(169.5) million net investment security gains/losses. 2022 Pre-tax Notable Items include $44.1 million pension settlement charge; $32.0 million severance-related charge; $14.0 million occupancy charge; and $(214.0) million net investment security gains/losses. **Actual numbers for all periods, not % change. N/M = not meaningful All figures as of December 31, 2023. GAAP RESULTS INCLUDE IMPACT OF NOTABLE ITEMS* $ in mi l l ions (except EPS and as noted) FISCAL YEAR 2023 % CHANGE VS. 2022 Noninterest Income $4,792 (2)% Net Interest Income 1,982 +5% Total Revenue 6,774 - Provision for Credit Losses 24.5 N/M Total Noninterest Expense 5,284 +6% Provision for Income Taxes 358 (17)% Net Income 1,107 (17)% Diluted Earnings Per Share (EPS) $5.08 $6.14 Return on Average Common Equity (ROE)** 10.0% 12.7%

northerntrust.com / © 2024 Northern Trust 5 Balance Sheet and Capital Highlights NORTHERN TRUST CORPORATION REGULATORY CAPITAL HIGHLIGHTS STANDARDIZED APPROACH ADVANCED APPROACH MINIMUM REQUIREMENT Common Equity Tier 1 11.4% 13.4% 4.5% Tier 1 Capital 12.3% 14.5% 6.0% Total Capital 14.2% 16.5% 8.0% Tier 1 Leverage 8.1% 8.1% 4.0% Supplementary Leverage N/A 8.6% 3.0% All figures as of December 31, 2023.

northerntrust.com / © 2024 Northern Trust 6 Well-Positioned for Success Wealth Management Asset Servicing Asset Management $1.4 Trillion Assets Under Management $1.1 Trillion Client Assets & Liabilities* $15.4 Trillion Assets Under Custody/Administration *Wealth Management Client Assets & Liabilities = EOP Loans + EOP Deposits + AUM + AUC non-managed. AUC/A, AUM, Wealth Management Client Assets & Liabilities are as of December 31, 2023 and are rounded.

northerntrust.com / © 2024 Northern Trust 7 Strategic Objectives Strengthen Resiliency Drive Productivity Optimize Growth

northerntrust.com / © 2024 Northern Trust Optimize Growth 8 Optimize Growth

northerntrust.com / © 2024 Northern Trust Strengthen Resiliency 9 Strengthen Resiliency

northerntrust.com / © 2024 Northern Trust Drive Productivity 10 Drive Productivity

northerntrust.com / © 2024 Northern Trust 11 Investing in Capabilities Talent Technology Data

northerntrust.com / © 2024 Northern Trust 12 Committed to Long-term Sustainability ENVIRONMENTAL SOCIAL GOVERNANCE

northerntrust.com / © 2024 Northern Trust Enduring Principles 13 Service Relentless drive to anticipate and exceed client expectations Expertise Resolving complex challenges with world class capabilities Integrity Consistently acting with the highest ethics, utmost honesty and unfailing reliability

Appendix northerntrust.com / © 2024 Northern Trust

Reconciliation of Non-GAAP Financial Measures

The following table provides a reconciliation of return on average common equity, prepared in accordance with GAAP to such measure on an adjusted basis, excluding certain notable items, which is a non-GAAP financial measure. Return on average common equity is calculated by dividing net income applicable to common shareholders by average common shareholders' equity.

Management believes this presentation provides investors with a view more closely aligned with how management views the organization's financial performance in 2023.

Return on Average Common Equity Ratio Reconciliation		FOR THE YEAR ENDED DECEMBER 31,
($ In Millions)		**2023**
Net income applicable to common shareholders - GAAP	**$**	**1,065.5**
Add: Net available for sale security losses recognized from sale (gain in Q1 2023, loss in Q4 2023)		169.5
Federal Deposit Insurance Corporation (FDIC) special assessment		84.6
Severance-related charge		38.7
Client capability related charge		25.6
Occupancy charge		12.8
Less: Tax impact of available for sale security losses recognized from sale		43.0
Tax impact of FDIC special assessment		21.5
Tax impact of severance-related charge		9.8
Tax impact of client capability related charge		6.5
Tax impact of occupancy charge		3.2
Adjusted net income applicable to common shareholders - Non-GAAP	**$**	**1,312.7**
Average common shareholders' equity - GAAP	**$**	**10,611.9**
Return on average common equity - GAAP		10.0 %
Return on average common equity - Non-GAAP		12.4 %

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